UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2012 (June 29, 2012)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2012, Green Tree Servicing LLC (“Green Tree”), an indirect subsidiary of the Registrant, Walter Investment Management Corp., entered into an Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement) (“EAF Agreement”), effective July 1, 2012, with Fannie Mae.

Green Tree services certain residential mortgage loans owned or securitized by Fannie Mae in accordance with the terms and conditions of various servicing agreements between Green Tree, or its affiliates, and Fannie Mae (collectively “Servicing Agreements”). Pursuant to the Servicing Agreements and the Fannie Mae Servicing Guide, Fannie Mae has agreed to provide Green Tree with early reimbursement of certain advances made by Green Tree in the course of its servicing for Fannie Mae, including principal and interest delinquency advances, tax and insurance advances, and corporate servicing advances. The EAF Agreement extends until June 30, 2013 which time is subject to renewal on an annual basis upon the payment of a renewal/amendment fee.

The EAF Agreement contains affirmative, negative and financial covenants customary for financings of this type. These covenants include, without limitation, a requirement that Green Tree remain an approved Fannie Mae servicer and that there not be any occurrence of events of default under the Servicing Agreements. In addition, Fannie Mae may terminate the EAF Agreement at any time upon 120 days written notice of termination.

The foregoing description of the EAF Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the EAF Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Addendum to Mortgage Selling and Servicing Contract (Early Advance Funding Agreement).

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: July 6, 2012	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary